UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2024

Knowles Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-36102	90-1002689
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1511 Maplewood Drive, Itasca, IL
(Address of Principal Executive Offices)

60143
(Zip Code)
Registrant's telephone number, including area code: (630) 250-5100
(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	KN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 18, 2024, the Board of Directors (the "Board") of Knowles Corporation (the "Company") increased the size of the Board from nine persons to ten persons and elected Jason Cardew as a new director to fill the vacancy created by such increase. Mr. Cardew will hold office as a director on the Board until the Company's next annual meeting of shareholders and until his successor is duly elected and qualified or until his earlier resignation or removal. Mr. Cardew was appointed to serve on the Audit Committee of the Board. Mr. Cardew is currently Senior Vice President and Chief Financial Officer at Lear Corporation, a global automotive technology leader in seating and electrical distribution systems and related electronics components.

The Board has determined that Mr. Cardew meets the standards of independence under the Company's Standards for Director Independence, as well as applicable corporate governance listing standards of the New York Stock Exchange.
There is no arrangement or understanding between Mr. Cardew and any other person pursuant to which he was selected as a director. Mr.. Cardew does not have a direct or indirect interest in any transaction with the Company that would qualify as a related party transaction under Item 404(a) of Regulation S-K.

Mr. Cardew will receive compensation for his service on the Board in accordance with the Company's standard compensation arrangement for non-employee directors. A description of the Company’s non-employee director compensation can be found under the heading "Directors' Compensation" in the Company’s Annual Proxy Statement filed with the Securities and Exchange Commission on March 15, 2024. This compensation generally consists of (i) an annual retainer of $235,000, payable $65,000 in cash and $170,000 in restricted stock units that vest on the first anniversary of the grant, (ii) an additional annual retainer of $10,000 for service on the Audit Committee, and (iii) a one-time grant upon election to the Board of $170,000 in restricted stock units that vest on the third anniversary of the grant. Mr. Cardew's initial annual retainer for service as a non-employee director and for service as a member of the Audit Committtee will be prorated to reflect the time he serves on the Board during his first year of service.

Item 7.01. Regulation FD.

A copy of the press release issued by the Company on June 18, 2024, which announces the election of Mr. Cardew to the Board, is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this report:
Exhibit Number
99.1	Press Release of Knowles Corporation dated June 18, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KNOWLES CORPORATION

Date: June 18, 2024	By: /s/ Robert J. Perna
Robert J. Perna
Senior Vice President, General Counsel & Secretary